EXHIBIT 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in (a) the Registration Statements (Form S-8 No. 333-139292, Form S-8 No. 333-87463) pertaining to the Astronics Corporation Employee Stock Purchase Plan, (b) the Registration Statement (Form S-8 No. 333-127137) pertaining to the Astronics Corporation 2005 Director Stock Option Plan, (c) the Registration Statement (Form S-8 No. 33-65141) pertaining to the 1993 Director Stock Option Plan, 1992 Incentive Stock Option Plan, 1984 Director Stock Option Plan and 1982 Incentive Stock Option Plan of Astronics Corporation, and (d) the Registration Statement (Form S-8 No. 333-143564) pertaining to the Astronics Corporation 2001 Stock Option Plan of our reports dated March 3, 2011, with respect to the consolidated financial statements and schedule of Astronics Corporation and the effectiveness of internal control over financial reporting of Astronics Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
Buffalo, New York
March 3, 2011